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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	SECOND QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES	$1,123.0	$1,017.9	$2,185.1	$1,986.6

COSTS AND EXPENSES
Cost of sales	690.9	641.2	1,357.7	1,278.0
Selling, general and administrative	268.2	244.6	527.2	483.4
Interest-net	20.2	17.4	40.4	33.0
Other-net	24.1	10.9	44.0	30.2
Restructuring charges	3.6	1.8	7.6	9.1

	1,007.0	915.9	1,976.9	1,833.7

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	116.0	102.0	208.2	152.9
Income taxes	30.7	27.0	55.3	39.4

NET EARNINGS FROM CONTINUING OPERATIONS	$85.3	$75.0	152.9	113.5

Loss from discontinued operations (including loss
on disposal of $1.5 million in 2006) before income taxes	—	(0.5)	—	(1.5)
Income tax benefit on discontinued operations	—	(0.2)	—	(0.4)

NET LOSS FROM DISCONTINUED OPERATIONS	—	(0.3)	—	(1.1)

NET EARNINGS	$85.3	$74.7	$152.9	$112.4

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.03	$0.92	$1.85	$1.38
Discontinued operations	—	—	—	(0.01)

Total basic earnings per share of common stock	$1.03	$0.92	$1.85	$1.37

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.01	$0.90	$1.81	$1.35
Discontinued operations	—	—	—	(0.01)

Total diluted earnings per share of common stock	$1.01	$0.90	$1.81	$1.34

DIVIDENDS PER SHARE	$0.30	$0.29	$0.60	$0.58

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	82,810	81,132	82,752	82,114

Diluted	84,542	82,978	84,605	83,991

Gross Margin	$432.1	$376.7	$827.4	$708.6
% of Net Sales	38.5%	37.0%	37.9%	35.7%

SG&A % of Net Sales	23.9%	24.0%	24.1%	24.3%

Operating Margin	$163.9	$132.1	300.2	225.2
% of Net Sales	14.6%	13.0%	13.7%	11.3%

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	June 30, 2007	December 30, 2006
ASSETS

Cash and cash equivalents	$225.7	$176.6
Accounts and notes receivable	854.4	749.6
Inventories	604.4	598.9
Other current assets	76.6	85.2
Assets held for sale	16.5	28.2

Total current assets	1,777.6	1,638.5

Property, plant and equipment	562.6	559.4
Goodwill and other intangibles	2,185.8	1,621.5
Other assets	131.0	116.0

Total assets	$4,657.0	$3,935.4

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term borrowings	$382.1	$320.0
Accounts payable	471.2	445.2
Accrued expenses	476.1	485.9

Total current liabilities	1,329.4	1,251.1

Long-term debt	1,211.1	679.2
Other long-term liabilities	535.6	453.1
Shareowners’ equity	1,580.9	1,552.0

Total liabilities and equity	$4,657.0	$3,935.4

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2007	2006	2007	2006

OPERATING ACTIVITIES

Net earnings	$85.3	$74.7	$152.9	$112.4
Depreciation and amortization	40.7	31.0	77.9	61.3
Changes in working capital	(13.4)	(2.0)	(32.1)	11.7
Other	(10.5)	13.6	(2.8)	17.1

Net cash provided by operating activities	102.1	117.3	195.9	202.5

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(17.3)	(24.1)	(43.5)	(38.6)
Proceeds from sale of business	—	—	—	0.9
Business acquisitions and asset disposals	(21.8)	(25.2)	(563.2)	(515.8)
Proceeds from long-term borrowings	0.1	—	529.8	—
Cash dividends on common stock	(24.6)	(23.5)	(49.5)	(47.3)
Other	(23.6)	(42.3)	(20.4)	(52.4)

Net cash used in investing and financing activities	(87.2)	(115.1)	(146.8)	(653.2)

Increase(Decrease) in Cash and Cash Equivalents	14.9	2.2	49.1	(450.7)

Cash and Cash Equivalents, Beginning of Period	210.8	204.9	176.6	657.8

Cash and Cash Equivalents, End of Period	$225.7	$207.1	$225.7	$207.1

Free Cash Flow Computation

Operating cash flow	$102.1	$117.3	$195.9	$202.5
Less: capital and software expenditures	(17.3)	(24.1)	(43.5)	(38.6)

Free cash flow (before dividends)	$84.8	$93.2	$152.4	$163.9

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES
Construction & DIY	$455.1	$430.4	$878.8	$841.0
Industrial	304.5	289.7	615.2	575.3
Security	363.4	297.8	691.1	570.3

Total	$1,123.0	$1,017.9	$2,185.1	$1,986.6

SEGMENT PROFIT
Construction & DIY	$67.7	$64.6	$130.2	$122.5
Industrial	46.2	34.2	91.7	56.8
Security	67.6	50.4	113.3	78.3

Segment Profit	181.5	149.2	335.2	257.6
Corporate Overhead	(17.6)	(17.1)	(35.0)	(32.4)

Total	$163.9	$132.1	$300.2	$225.2

Segment Profit as a Percentage of Net Sales
Construction & DIY	14.9%	15.0%	14.8%	14.6%
Industrial	15.2%	11.8%	14.9%	9.9%
Security	18.6%	16.9%	16.4%	13.7%

Segment Profit	16.2%	14.7%	15.3%	13.0%
Corporate Overhead	-1.6%	-1.7%	-1.6%	-1.7%

Total	14.6%	13.0%	13.7%	11.3%

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THE STANLEY WORKS AND SUBSIDIARIES
RECONCILIATION OF OPERATING MARGIN TO OPERATING INCOME
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES	$1,123.0	$1,017.9	$2,185.1	$1,986.6

COSTS AND EXPENSES
Cost of sales	690.9	641.2	1,357.7	1,278.0
Selling, general and administrative	268.2	244.6	527.2	483.4

OPERATING MARGIN	163.9	132.1	300.2	225.2
Other – net	24.1	10.9	44.0	30.2
Restructuring charges	3.6	1.8	7.6	9.1

OPERATING INCOME	$136.2	$119.4	$248.6	$185.9

Operating margin is defined as sales less cost of sales less selling, general and administrative “SG&A”. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the company as a whole, as well as the related measures at the segment level.